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                                                                    Exhibit 15.1


                   ACKNOWLEDGEMENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
Schuler Holdings, Inc.

We are aware of the incorporation by reference in the Registration Statement on Form 10 of Schuler Holdings, Inc. dated March 22, 2001 for the registration of its Class A common stock of our report dated February 13, 2001 relating to the unaudited consolidated interim financial statements of Schuler Homes, Inc. for the quarter ended December 31, 2000.


                                            /s/ ERNST & YOUNG LLP


Honolulu, Hawaii
March 19, 2001